SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 6, 2001
Date of Report (Date of earliest event reported)

POINT WEST CAPITAL CORPORATION
( Exact name of registrant as specified in its charter)

Delaware	0-27736	94-3165263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Montgomery Street, Suite 250, San Francisco, CA 94111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (415)394-9467

Item 5. Other Events

        On February 6, 2001 the company issued a press release announcing significant cost reductions.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

        99.1 Text of Press Release dated February 6, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

POINT WEST CAPITAL CORPORATION

By: /s/ Alan B. Perper
Alan B. Perper
President

Date: February 8, 2001

EXHIBIT INDEX

Exhibit Number	Document Description	Sequential Page Number
99.1	Text of Press Release dated February 6, 2001
5

FOR IMMEDIATE RELEASE
February 6, 2001

POINT WEST CAPITAL CORPORATION
ANNOUNCES
SIGNIFICANT COST REDUCTIONS

SAN FRANCISCO - (February 6, 2001) Point West Capital Corporation (Nasdaq Symbol: PWCC) today announced that it has taken steps to reduce costs significantly. Mr. Ward Rotter, the Company's CEO, commented that "these steps were taken in order to provide the Company more flexibility to address its current businesses given the recent volatility in the financial markets and the uncertainty of future economic growth."

Rotter announced that the Company's staff has been reduced by approximately 35% to 13 personnel and that his 2001 salary, along with that of the two other executive officers, had been reduced by more than half from year-2000 levels. These staff and salary reductions are expected to result in annual cost savings of approximately $1 million. In a further attempt to reduce costs, the Company intends to pursue the possibility of a sublease of a significant portion of its existing office space. Mr. Rotter further said "aggressive implementation of cost saving measures can substantially improve the Company's financial position."

Point West Capital is a specialty financial services company.

(KEYWORD CALIFORNIA AND INDUSTRY KEYWORD: SPECIALTY FINANCE).

CONTACTS:    POINT WEST CAPITAL CORPORATION,  SAN FRANCISCO.
          John Ward Rotter, 415/394-9469